Exhibit 32

CERTIFICATION OF THE
PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Paul D. Hamm, the Chief Executive Officer of Endavo Media and Communications, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Endavo Media and Communications, Inc. on Form 10-KSB for the fiscal year ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-KSB fairly presents in all material respects the financial condition and results of operations of Endavo Media and Communications, Inc.

Date: April 15, 2005	/s/ Paul D. Hamm
Paul D. Hamm
Chief Executive Officer

I, Paul D. Hamm, the acting Chief Financial Officer of Endavo Media and Communications, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Endavo Media and Communications, Inc. on Form 10-KSB for the fiscal year ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-KSB fairly presents in all material respects the financial condition and results of operations of Endavo Media and Communications, Inc.

Date: April 15, 2005	/s/ Paul D. Hamm
Paul D. Hamm
Acting Chief Executive Officer